UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2011

BURGER KING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32875	75-3095469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

(d)

On December 8, 2011, the Board of Directors (the “Board”) of Burger King Holdings, Inc. (the “Company”) elected Alexandre Van Damme as a new director of the Company, effective immediately. The Board also appointed Mr. Van Damme as a member of the Audit Committee of the Board, effective immediately.

In addition, on December 8, 2011, the Board of Directors of Burger King Worldwide Holdings, Inc., the Company’s indirect parent, approved a grant of options under the Burger King Worldwide Holdings, Inc. 2011 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) to Mr. Van Damme with a value of $500,000 and a grant date of January 2, 2012. These options have an exercise price equal to $11.89 per share and will cliff vest on January 2, 2017. In addition to the foregoing grant of options, Mr. Van Damme will receive the standard compensation provided to the Company’s non-management directors as described in the Company’s Form 10-K for the six-month period ended December 31, 2010 filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Van Damme and any other persons pursuant to which Mr. Van Damme was selected as a director, and the Company has not entered into any transactions with Mr. Van Damme that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.

By:	/s/ Daniel S. Schwartz
Daniel S. Schwartz
Chief Financial Officer

Date: December 12, 2011